UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2024

PaxMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41475	85-0870387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 South Broadway, Suite 125 Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

(914) 987-2876

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On June 10, 2024, The Nasdaq Stock Market LLC (“Nasdaq”) notified PaxMedica, Inc. (the “Company”) that the Nasdaq staff has determined that the Company no longer complies with the minimum $2,500,000 in stockholders’ equity for continued listing.

The Nasdaq staff reached its decision due to Form 10-Q for the period ended March 31, 2024 reported stockholders’ equity of $1,190,008, and as of June 10, 2024, the Company does not meet the alternatives of market value of listed securities or net income from continuing operations. As previously reported, the Nasdaq Hearings Panel determined to delist the Company’s common stock and trading of the Company’s securities was suspended on the open of trading on May 2, 2024. The Company has requested that the Nasdaq Listing and Hearing Review Council (the “Council”) review this decision, the outcome of which is still pending.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PaxMedica, Inc.

By:	/s/ Howard J. Weisman
Names: Howard J. Weisman
Title: Chief Executive Officer

Date: June 14, 2024